UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2006

CAPITAL RESOURCE FUNDING INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

333-118259
(Commission File Number)

54-2142880
(I.R.S. Employer Identification No.)

17111 Kenton Drive, Suite 100B, Cornelius, North Carolina 28031
(Address of Principal Executive Offices) (Zip Code)

(704) 564-1676
(Registrant's Telephone Number, Including Area Code)

    This Current Report on Form 8-K is filed by Capital Resource Funding Inc., a North Carolina corporation (“Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

    As of September 6, 2006, Registrant entered into a Plan of Exchange (“Agreement”), between and among Registrant, Da Lian Xin Yang High-tech Development Co. Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China (“Sun Group”), the shareholders of Sun Group (“Sun Group Shareholders”) and David Koran, the Chief Executive Officer and Director of Registrant ("Mr. Koran").

    Pursuant to the terms of the Agreement, The transaction will not immediately close but shall be conditioned upon:  (1) the delivery into escrow of the 9,500,000 shares from Mr. Koran, (2) the delivery into escrow of the 30,000,000 shares for the benefit of Sun Group Shareholders, (3) grant to Sun Group of the two (2) year option for the subscription and purchase of the additional 10,000,000 new shares for RMB 31,800,000 (4) the absence of material liabilities in CRFU as defined by the Generally Accepted Accounting Principles, and (5) the delivery into escrow the copies of restricted and non-transferable stock certificates pursuant to a lock-up agreement, including 250,000 shares belonging to Mr. Koran, 200,000 shares belonging to Laura Koran and 200,000 shares belonging to Richard Koran, prior to Closing, which should take no longer than 30 days. Upon completion of the exchange, Sun Group will become a 70% owned subsidiary of Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.

    Upon the delivery of 39,500,000 shares of Common Stock of Registrant (including 9,500,000 common shares from Mr. Koran) to Sun Group Shareholders, Sun Group Shareholders will hold a 'controlling interest' in Registrant representing approximately 94% of the then issued and outstanding shares of Registrant. Furthermore, Mr. Koran anticipates appointing new directors who are designees of Sun Group to the Board of Directors. Subsequent to the appointment of the Sun Group designees Mr. Koran will resign from the Board of Directors.

Mr. Koran shall retain 500,000 shares of CRFU as an investment, of which 250,000 shall be restricted and non-transferable pursuant to a lock-up agreement, for twelve months after the Closing. In addition, Laura Koran and Richard Koran have also agreed, pursuant to a lock-up agreement, that their 200,000 restricted and non-transferable shares of CRFU, respectively, shall be locked-up and non-transferable for a period of twelve months after Closing.

    It is important to note that Mr. Koran had no pre-existing material relationship of any kind with Sun Group or the Sun Group Shareholders prior to the Agreement described herein.

    Registrant has agreed to use its best efforts to insure the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing conditions under Agreement will occur and a change of control of Registrant will happen as soon as possible.

    Registrant currently has issued and outstanding 12,347,971 shares of par value $.00000005 Common Stock which trades on the Over-The-Counter Bulletin Board under the symbol “CRFU”.

CONSUMMATION OF THIS EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL RESOURCE FUNDING INC.

Date: September 6, 2006	By:	/s/ David Koran
David Koran Chief Executive Officer and Director

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EXHIBIT INDEX

Exhibit Number	Description

10	Plan of Exchange, dated September 6, 2006

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